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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 12, 1999, and for the final paragraph of Note 15 as to which the date is April 29, 1999 on our audits of the financial statements of Ditech Communications Corporation as of April 30, 1997 and 1998 and for each of the three years in the period ended April 30, 1998. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data."



/S/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
May 10, 1999